 Exhibit 99.1
Medovex Corporation Receives ISO 13485 Certification for the DenerveX™ System

ATLANTA, GA--(Marketwired - June 1, 2017) - Medovex Corp. (NASDAQ: MDVX), a developer of medical technology products, today announced that it received ISO 13485 Certification, a globally recognized standard that specifies the requirements for a quality management system that can be used by organizations providing medical devices, components and delivery of related services. This certification allows Medovex to comply with the ever-changing needs of our customers while meeting and maintaining regulatory requirements.

Jill Schweiger, Medovex Senior Vice President Regulatory, Clinical & Quality, stated, “Obtaining the ISO 13485:2003 certification within this timeframe demonstrates the dedication, competency, teamwork and customer focus that emanates throughout our company," Ms. Schweiger went on to say "This achievement lays the foundation for the near term announcement of having also officially received CE Mark, allowing for the marketing of the DenerveX System within the European Union and other markets.”

ISO certification is an internationally recognized quality standard for medical devices that is awarded when an organization demonstrates its ability to provide medical devices and related services that consistently meet customer and regulatory requirements applicable to medical devices and related services, and is a requirement for medical device clearance in Canada, the EU and a majority of other countries that require products meet EU safety, health and environmental requirements. During the last quarter of 2016, the Company focused its efforts on implementing a quality management system to obtain ISO certification in early 2017.

Dennis Moon, Medovex Executive Vice President, stated, “Receiving the ISO 13485:2003 certificate is a critical milestone for us. The standard is based on a number of quality management principles, including a strong customer focus, dedication to quality, committed top management, and continual improvement. The certification shows our determination to make quality our priority in everything that we do.”

The Company's patented DenerveX System, is not yet commercially available, is designed to provide longer lasting relief of pain associated with the facet joint. Lower back pain is the second most common cause of disability in the U.S. for adults. Studies indicate that 10% of the U.S. adult population suffers from lower back pain and that 31% of lower back pain is attributed to facet joint pain.

The DenerveX System consists of the DenerveX Kit, consisting of a single use device, and the DenerveX Pro-40 Power Generator. The DenerveX system is designed to provide a minimally invasive treatment option which combines two actions into one device.

DenerveX is not yet CE marked or FDA cleared.

About Medovex

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com.

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward- looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

● Medovex Corp.
   Jason Assad
   470-505-9905
   Jassad@medovex.com